EXHIBIT 99.1

The unaudited interim financial information presented has not been reviewed by an independent accountant

Kai-Light Photonics Inc.

(A Development Stage Company)

Interim Consolidated Balance Sheets

	March 31	December 31
	2007	2006
	US$ thousands	US$ thousands

Current assets

Cash and cash equivalents	975	1,100
Short-term deposits	—	60
Accounts receivables	38	21
Prepaid expenses and other current assets	146	98
Inventory	226	226

	1,385	1,505

Long-term deposits	23	7

Property, plant and equipment

Cost	1,460	1,502
Less accumulated depreciation and amortization	841	811

Fixed assets, net	619	691

Assets held for severance benefits	226	226

Total assets	2,253	2,429

The accompanying notes are an integral part of the financial statements.

	March 31		December 31
	2007		2006
	US$ thousands		US$ thousands

Current liabilities
Short-term bank credit and maturities of long-term loan	41		52
Trade payables	288		353
Other payables	398		411
Total current liabilities	727		816

Long-term liabilities
Liability for employee severance benefits, net	312		312
Long-term payables	791		741
Long-term loan	—		54
Long-term loan from shareholder	269		269
Total long term liabilities	1,372		1,376

Commitments and contingencies

Shareholders’ equity
Common stock - par value $ 0.001 per share (authorized shares: 10,000.000, issued and outstanding: 40,000 as of December 31, 2006 and March 31, 2007)	—	(*)	—	(*)
Preferred Stock A-1 - par value $ 0.001 per share (authorized shares: 253,814, issued and outstanding shares: 253,814 as of December 31, 2006 and March 31, 2007)	—	(*)	—	(*)
Preferred stock A-2 - par value $ 0.001 per share. (authorized shares: 1,386,592, issued and outstanding shares: 1,386,592 as of December 31, 2006 and March 31, 2007)	1		1
Preferred stock A-3 - par value $0.001 per share(authorized shares 317,265, issued and outstanding shares: 317,265 as of December 31, 2006 and March 31, 2007)	—	(*)	—	(*)
Preferred stock A-4 - par value $0.001 per shares (authorized shares: 2,875,127, issued and outstanding shares 2,875,125 as of December 31, 2006 and March 31, 2007)	3		3
Preferred stock B - par value $0.001 per share (authorized shares: 3,286,200, issued and outstanding shares: 1,897,446 and 2,446,311 as of December 31, 2006 and March 31, 2007, respectively)	3		3
Additional paid-in capital	15,633		14,599
Accumulated deficit	(15,486)		(14,369)
Total shareholder’s equity	154		237

Total liabilities and shareholder’s equity	2,253		2,429

(*)   Represents an amount less than US$ 1,000.

The accompanying notes are an integral part of the financial statements.

Interim Consolidated Statement of Operations

	Three months	Three months
	ended	ended
	March 31	March 31
	2007	2006
	US$ thousands	US$ thousands

Revenue:
Sales	37	30
Consulting fees	—	3

Total revenue	37	33

Cost of revenues	(19)	(119)

Gross profit (loss)	18	(86)

Research and development costs	(897)	(549)

Marketing costs	(149)	(143)

General and administrative expenses	(72)	(65)

Operating loss	(1,100)	(843)

Financing income, net	(5)	32

Other income (expenses)	—	(8)

Loss before income taxes	(1,105)	(819)

Income taxes	(12)	(9)

Net loss	(1,117)	(828)

The accompanying notes are an integral part of the financial statements.

Interim Consolidated Statement of Cash Flows

	Three months	Three months
	ended	ended
	March 31	March 31
	2007	2006
	US$ thousands	US$ thousands
Cash flows used in operating activities
Loss according to statement of operations	(1,117)	(828)

Adjustments to reconcile net loss to cash flows
used in operating activities:
Depreciation and amortization	116	39
Capital loss	—	8
Increase in liability for employee severance benefits, net	(1)	(1)
Deferred taxes	(1)	1
Stock based compensation expenses	30	—

Changes in operating assets and liabilities
Increase in prepaids and other current assets	(60)	(105)
Increase in inventory	—	(107)
Increase (decrease) in trade payables	(65)	294
Increase (decrease) in other payables	31	(9)
Increase (decrease) in long-term payables	(6)	100
Net cash outflow used in operating activities	(1,073)	(608)

Cash flows used in investing activities
Purchase of property, plant and equipment	(45)	(433)
Proceeds from sale of fixed assets	—	89
Deposits	44	(4)
Net cash outflow used in investing activities:	(1)	(348)

Cash flows provided by financing activities
Issuance of shares, net	—	754
Bank credit, net	(51)	6
Receipt of long-term loan	—	119
Repayment of long-term loan	—	(3)
Receipt on account of shares	1,000	—
Net cash inflow provided by financing activities	949	876

Decrease in cash and cash equivalents	(125)	(80)
Cash and cash equivalents at beginning of the period	1,100	2,451

Cash and cash equivalents at end of the period	975	2,371

The accompanying notes are an integral part of the financial statements.

Notes to the Interim Consolidated Financial Statement

Note 1 - General

Kai-Light Photonics Inc. (a Delaware Company) (hereinafter - the Company) was incorporated in the United States on September 17, 2000.

On September 21, 2000, the Company established a wholly-owned subsidiary, Kai-Light Photonics Ltd. (hereinafter - Kai-Light Ltd.). On February 2, 2001, the Company established a wholly-owned subsidiary, Whitedove Business Corp. (hereinafter - Whitedove). The Company and its subsidiaries are engaged in development of optical components for optical networking.  Until 2004, Kai-Light Ltd. provided development services to Whitedove based on Whitedove’s technology.  In consideration for these services, Whitedove paid Kai-Light Ltd. an amount equal to the actual cost of the services to Kai-Light Ltd., as measured in U.S. dollars in accordance with generally accepted accounting principles, plus an agreed margin. The agreement with Whitedove was terminated at the end of 2003.

As of January 1, 2004, the Company signed a service agreement with Kai-Light Ltd., according to which Kai-Light Ltd. will provide development services to the Company. In consideration for these services, the Company pays Kai-Light Ltd. an amount equal to the actual cost of the services to Kai-Light Ltd., as measured in US dollars in accordance with generally accepted accounting principles, plus an agreed margin. On January 1, 2006, the operations of Whitedove were terminated.

The Company is a development stage enterprise in accordance with SFAS No. 7 “Accounting and Reporting by Development Stage Enterprises”. A development stage company is one of which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Management of a development stage company devotes most of its activities to establishing a new business.

As of March 31, 2007, the Company has an accumulated loss of US$ 15,486,000. These losses are mainly a result of the research and development operations of the Company and they were financed mainly by receipts from private placements of common and preferred stock of the Company.  The Company forecasts that its need for cash and positive working capital will continue to be significant as its operations expand.  The continuation of the Company’s operations is contingent upon its achieving income and/or additional capital being raised.

Note 2 - Significant Accounting Policies

A.    Basis of presentation

The financial statements presented herein have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States.

B.   Financial Statements in U.S Dollars

The accompanying financial statements are presented in U.S. dollars. The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted is the U.S. dollar, and as such, the Company uses the U.S. dollar as its functional currency. Certain of the U.S. dollar amounts in the financial statements represent the dollar equivalents of balances in other currencies.  The Company’s transactions and balances denominated in U.S. dollars are presented at their original amounts.  Non-dollar transactions and balances have been remeasured to U.S. dollars, in accordance with the principles set forth in the Statement of Financial Accounting Standards No. 52. All exchange gains and losses resulting from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the income statement when they arise, and are included in the financial income or expenses as appropriate.

C.   Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. These are management’s best estimates based on experience and historical data, however, actual results may vary from these estimates.

D.   Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

E.   Cash and cash equivalents

All highly liquid investments with original maturities of generally three months or less are considered to be cash equivalents.

F.   Inventory

Inventories are stated at lower of cost or market.  Cost is determined using the actual cost for finished goods.

G.   Property and equipment

1)         These assets are stated at cost less accumulated depreciation.

2)                                      Improvements and enhancements are charged to the cost of the assets, whereas the cost of maintenance and repairs is charged to the statement of operations, as incurred.

3)                                      Depreciation and amortization are calculated on cost by the straight-line method over the estimated useful lives of the assets as estimated by the Company.

Leasehold improvements are amortized by the straight-line method over the term of the lease or the estimated useful life of the improvements, whichever is shorter.

Annual rates of depreciation are as follows:

Computers and software
Office furniture and equipment
Leasehold improvements
Laboratory equipment

H.   Stock split

In December 2005, the stockholders of the Company approved the split of the Company’s outstanding shares as follows —

(a)   1:1.502538 stock split of the outstanding Series A-1, Series A-2 and Series A-3 preferred stock.

(b)   10:1 reverse split of the outstanding shares of common stock and Series A-4 preferred stock.

The outstanding stock from inception date was restated, to reflect the above.

I.   Stock compensation plans

Prior to January 1, 2006, the Company accounted for stock-based awards to employees and directors under the intrinsic value method, which followed the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). The intrinsic value method of accounting resulted in compensation expense for stock options to the extent option exercise prices were set below the market value of the Company’s stock on the date of grant.

Additionally, prior to January 1, 2006, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-based Compensation” (SFAS 123) and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and

Disclosure” (SFAS 148) for awards to its directors and employees. The fair value of options granted to employees and directors prior to January 1, 2006 was estimated on the date of grant using the minimum-value method. The fair value of options granted to employees and directors subsequent to January 1, 2006, was measured according to the Black-Scholes option-pricing model.

As of January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (SFAS 123R) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards based upon the fair value on date of grant and recognition of such compensation cost over the service period for awards expected to vest. Under this method, the Company recognizes compensation cost for awards granted on or after January 1, 2006, based on the Black-Scholes option-pricing model. Furthermore, with the exception of stock options granted to employees prior to January 1, 2006, the Company recognizes compensation cost for unvested share-based awards as of January 1, 2006 based on the grant date fair value of those awards, as previously calculated and reported for pro-forma disclosure purposes, adjusted for estimated forfeitures. The Company recognizes compensation cost for unvested share-based awards as of January 1, 2006 that were granted prior to January 1, 2006, based on the intrinsic value of such grants on their grant date as calculated under APB 25. The value of stock options, as noted, is recognized as compensation expense on a straight-line basis, over the requisite service period of the entire award, net of estimated forfeitures. Based on its decision to use the modified prospective method in adopting SFAS 123R, the Company did not adjust the corresponding 2005 amounts included in these financial statements.

The Company accounts for awards to non-employees in accordance with the provisions of SFAS123 and EITF 96-18, “Accounting for Equity Instruments That are Issued to Other than Employees for Acquiring, or in Conjunction of Selling, Goods or Services”. Since the warrants issued by the Company are not fully vested, and no performance commitment as defined in EITF 96-18 has been reached, the Company estimates the cost of the unvested warrants based on the fair value of the warrants at each reporting period (using the Black-Scholes option-pricing model) and accounts for the portion of the services that the recipient has rendered to date using that estimate.

Additionally, upon the adoption of SFAS 123R effective January 1, 2006, the balance of deferred compensation as of December 31, 2005, amounting to US$ 388,000, was reversed against additional paid-in capital and will be recorded based on the vesting terms of the stock-based awards for which this deferred compensation has been recorded in the past.

J.   Deferred income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard No. 109 “Accounting for Income Taxes” (“Statement 109”).

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets and liabilities are classified as current or non current items in accordance with the nature of the assets or liabilities to which they relate. When there are no underlying assets or liabilities, the deferred tax assets and liabilities are classified in accordance with the period of expected reversal.

Income tax expenses represent the tax payable for the period and the changes during the period in deferred tax assets and liabilities.

Pursuant to the requirements of SFAS 109 the Company has provided a valuation allowance with respect to its deferred tax assets which, more likely than not, will not be realized.

K.   Start-up activities expenses

The Company applies the provisions of SOP 98-5, whereby costs of start-up activities are expensed as incurred.

L.   Research and development costs

Research and development costs are expensed as incurred.

M.   Recent accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (16) an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Company on January 1, 2007, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is in the process of assessing the impact of adopting FIN 48 on its results of operations and financial position.  However, the Company’s current policy is to recognize tax benefits of uncertain tax positions only if it is probable that the positions will be sustained. Accordingly, the Company anticipates that certain liabilities for uncertain tax positions will be reversed upon adoption of FIN 48 due to the lower recognition threshold.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). SFAS 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Statement does not require any new fair value measures. The Statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting Statement 157 on its results of operations and financial position.

(16) Interpretation 48 is effective for fiscal years beginning after December 15, 2006.  Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this interpretation is adopted.

Note 3 - Prepaid Expenses and Other Current Assets

	March 31	December 31
	2007	2006
	US$ thousands	US$ thousands

Government agencies	46	35
Deferred tax assets	36	35
Others	64	28

	146	98

Note 4 - Inventory

	March 31	December 31
	2007	2006
	US$ thousands	US$ thousands

Raw materials and components	69	69
Finished goods	157	157

	226	226

Note 5 - Property, Plant and Equipment, Net

	Computers and	Laboratory	Office furniture	Leasehold
	software	equipment	and equipment	improvements	Total
	US$ thousands	US$ thousands	US$ thousands	US$ thousands	US$ thousands

Cost
Balance as at January 1, 2007	148	1,255	40	59	1,502
Additions	5	—	2	—	7
Disposals	—	(4)	—	(45)	(49)
Balance as at March 31, 2007	153	1,251	42	14	1,460

Accumulated depreciation
Balance as at January 1, 2007	110	665	13	23	811
Additions	6	46	—	—	52
Disposals	—	—	—	(22)	(22)
Balance as at March 31, 2007	116	711	13	1	841

Net book value as Balance as at March 31, 2007	37	540	29	13	619

Net book value as at December 31, 2006	38	590	27	36	691

Note 6 - Accrued Expenses and Other Current Liabilities

	March 31	December 31
	2007	2006
	US$ thousands	US$ thousands

Payroll and related expenses	211	253
Government agencies	110	119
Accrued expenses	72	37
Others	5	2
	398	411

Note 7 - Liability for Employee Severance Benefits

Under Israeli law, the Company is required to make severance payment to dismissed employees (including officers) and to employees leaving employment in certain other circumstances. The liability for severance pay is calculated on the basis of the latest monthly salary paid to each employee multiplied by the number of years of employment. The liability of the Company for the payment of pensions, retirement compensation and severance pay to its employees is covered partly by current deposits in the names of the employees with an insurance company.

Note 8 - Long-Term Payables

The Company entered into two project funding agreements, one with the Israel-United States Bi-national Industrial Research and Development Foundation-BIRD Project (the “Foundation”) and another with the Britech Foundation Limited Britech Project. According to these agreements, the Company received research and development grants in the maximum sum of US$ 375,000 and 225,000 (approximately US$ 441,000), respectively, which will be paid to the Company according to certain milestones. The grants represent 50% of the actual expenditures on the projects.

In consideration for the grants received, the Company has undertaken to pay royalties at the following basis:

a)                                      A percentage on the gross sales of applicable products at a rate of 5% at the Bird Project and 2.5%-5% at the Britech project.  Such repayment to be in equivalent dollars/pounds value at time of repayment.

b)                                     When the Company has repaid the following maximum percentages in any of the following years following the first commercial transaction, no additional payments to the Foundation on account of the grants shall be required.

Years following termination of	Maximum percentage of
this agreement	conditional grants to be repaid

1	100
2	113
3	125
4	138
5 and more	150

As of March 31, 2007, the Company paid royalties to Bird Foundation in the amount of approximately US$ 1,500.

Note 9 - Shareholder’s Long-Term Loan Agreement

During January 2001, the Company signed a loan agreement in the amount of approximately US$ 400,000 with one of the Company’s shareholders. The loan bears interest at the rate of the applicable one-year LIBOR.

On December 19, 2005, pursuant to the share agreement signed between the Company and the investors (see Note 11B(9)), the Company signed an amendment to the loan agreement according to which the loan amount and all accrued interest thereon shall be reduced to a fixed amount of US$ 268,604 and the loan amount shall cease to accrue any interest.

Note 10 - Commitments

A.                                    In July 2006 Kai-Light Ltd. entered into a new office lease agreement with a term that runs until July 2010.  Under the lease agreement, the subsidiary will pay US$ 7,170 — 7,840 for each month during the years 2006-2010.

The subsidiary has two options to extend the lease for additional two periods. The first option is to extend until June 2012 and the second is until June 2014. The subsidiary has an option to terminate the agreement on June 30, 2009 with a penalty of US$ 20,000.

B.                                    Under a car lease agreement, the subsidiary has paid in advance the lease payments for the last three months for a lease period of three years. As of December 31, 2006, the prepaid payments amounted to US$ 23,000.

C.                                    In May 2004 the Company signed a license agreement with Princeton University, according to which the Company will pay royalties of 2% of net sales (on certain products, based on the license field) up to the first US$ 100 million in net sales. Above US$ 100 million the royalties will be 1% of net sales of these products.

D.                                    As of March 2004 the Company signed a joint development agreement and a manufacturing services agreement with Sanmina SCI Corporation (SSCI). Part of the project will be financed by the BIRD Foundation. (See Note 9). Under this agreement, SSCI is expected to build and manage the master operation of the project. The Company will pay 5% royalties on any products sold. The company signed a joint product development agreement and a manufacturing service agreement with SSCI.

Note 11 - Shareholders’ Equity

A.                                    Stock capital

As of March 31, 2007:

		Issued and
	Authorized	outstanding

Number of common stock of a par value of US$ 0.01 each	10,000,000	40,000
Number of preferred stock A-1 of a par value of US$ 0.01 each	253,814	253,814
Number of preferred stock A-2 of a par value of US$ 0.01 each	1,386,292	1,386,292
Number of preferred stock A-3 of a par value of US$ 0.01 each	317,265	317,265
Number of preferred stock A-4 of a par value of US$ 0.01 each	2,875,127	2,875,125
Number of preferred stock B of a par value of US$ 0.01 each	3,286,111	3,286,111

	18,118,609	8,158,607

In December 2005, the stockholders of the Company approved the split of the shares as follows –

(a)           1:1.502538 stock split of the outstanding Series A-1, Series A-2 and Series A-3 preferred stock.

(b)           10:1 reverse split of the outstanding shares of common stock and Series A-4 preferred stock.

The outstanding stock from inception date was restated, to reflect the above.

B.                                    Changes in the shareholders’ equity

1.                                       On January 31, 2001, the Company signed a Bridge Investment (hereinafter - the “Bridge”) agreement principally with existing shareholders, and other investors.  The investors provided a Bridge investment to the Company in the aggregate amount of US$ 1,000,000.

The Bridge amounts converted into shares of the Company, on the same terms and conditions applicable to the First Investment Transaction, such that each investor received the same type of securities as received by the new investor in such investment transaction, on the same terms and conditions and at the same price per share (the “conversion price”).

In consideration of investors’ willingness to make the Bridge, the Company granted each investor warrants, valid until the earlier of (i) the Company’s IPO, (ii) a merger in which the Company is not the surviving entity, or a sale of all or substantially all of the Company’s assets or shapes, or (iii) the third anniversary of the Company, to purchase at an exercise price per share equal to the conversion price, such number of shares of the Company, of the same class and having the same rights as the shares received by them.

2.             On July 31, 2001, the Bridge amounts were converted into 168,921 shares of preferred stock A-1 of US$ 0.001 par value, at a purchase price of US$ 5.92.  In addition, the Company granted options to purchase up to 47,298 preferred shares A-1 under the conditions aforesaid (see Note 11A).

3.                                       On July 31, 2001, the Company signed a share purchase agreement with outside investors.  The Company issued 675,686 shares of preferred stock A-2, each of US$ 0.001 par value at a purchase price of US$ 5.92 (see Note 11A).

4.                                       On November 29, 2001, the Company signed an Addendum to the Share Purchase Agreements and the Investors Rights Agreements dated July 31, 2001, with outside investors, part of the existing shareholders and other investors.  The Company issued 246,943 shares of preferred stock A-2, each of US$ 0.001 par value at a purchase price of US$ 5.92 per share.  As of December 31, 2001, a balance in the amount of US$ 830,000 has not been paid and therefore presented as receivables in respect of issuance of shares.  The whole amount was fully paid during the first quarter of 2002 (see Note 11A).

5.                                       On December 31, 2002, the Company signed a second addendum to the abovementioned agreement (Note 11B(4)) regarding an additional raise up to an amount of US$ 1,250,000.  In consideration, during 2003 the Company issued 211,149 Shares of Preferred Stock A-3 each of US$ 0.001, per value at purchase price of US$ 5.92 per share (see Note 11A).

6.                                       In May 2004, the Company signed a convertible loan agreement (hereinafter – the “convertible loan”) with several lenders for an aggregate principal amount of up to US$ 800,000. In December 2004, the Company signed an addendum to this agreement which raised the total amount to be invested to US$ 1,060,000 (see Note 11A).

7.                                       In December 2004, the Company signed an investment agreement (hereinafter – the investment agreement) with several investors according to which the Company issued 13,268,397 shares of Preferred Stock A-4 of US$ 0.001 par value at a purchase price of US$ 886,727 (see Note 11A).

8.                                       In April 2005, the convertible loan and the investment agreement were converted to 28,751,251 preferred A-4 shares at a price per share of US$ 0.06683 (see Note 11A).

9.                                       On December 19, 2005, the Company signed a purchase share agreement (hereinafter – “the share agreements”) with several investors.  The Company issued total of 3,286,111 shares of preferred stock B of US$ 0.001 par value in respect to approximately US$ 4,500,000, of which US$ 1,150,000 was paid during the beginning of 2006.

10.           In March 2007, the Company signed a Bridge Investment (hereinafter - the “Bridge II”) agreement mainly with part of its shareholders. This Bridge II investment to the Company was for the aggregate amount of US$ 1,000,000.

In case of an exit event, the Bridge amounts will be converted into Series B Preferred Stock of the Company at a price per share equal to the lower of (a) 70% of the price per share of the Series B Preferred Stock determined for purposes of such Exit Event or (b) the Series B Preferred Stock original purchase.

C.                                    Employee and non-employees’ stock compensation plans

In October 2001, the Company adopted a stock option plan for employees and consultants. Under the Plan, the Board of Directors has the authority to grant options to employees of the Company and its subsidiaries, directors and consultants. Each option entitles the holder to purchase one Ordinary Share of par value US$ 0.001.  The options vest over a period of up to four years and are exercisable for a period of ten years from the date of grant. The exercise price in each grant will be the market value at the day of the grant.

Valuation assumptions for stock options

The fair value for each stock option granted to employees and directors during the year ended December 31, 2006 and the period ended March 31, 2007 was estimated at the date of grant using the Black-Scholes option-pricing model, assuming no dividends and the following assumptions:

	Three months	Year ended
	Ended March 31	December 31
	2007	2006

Weighted average risk-free interest rate	4.39%	4.39%
Expected life (in years)	6.25	6.25
Weighted average expected volatility	118%	118%

The fair value for each stock option granted to non-employees during the year ended December 31, 2004, (no such options were granted during the year ended December 31, 2005 and 2006): was estimated at each reporting period using the Black-Scholes option-pricing model, assuming no dividends and the following assumptions and accounts for the portion of the services that the recipient has rendered to date using that estimate.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option.

The expected life represents the weighted average period of time that options granted are expected to be outstanding. The expected life of the options granted to employees and directors during 2006 and the three months period ended March 31, 2007, is calculated based on the Simplified Method as allowed under Staff Accounting Bulletin No. 107 (SAB 107), giving consideration to the contractual term of the options and their vesting schedules. The expected life of the options granted to non-employees equals their contractual term.

Due to the lack of sufficient history of the Company’s own stock volatility, the Company estimates its own expected stock volatility based on the historical stock volatility of three other comparable companies.

C.                                    Employee and non-employees’ stock compensation plans

The expense that was recognized in respect of the options in the year ended December 31, 2006 and the three months period ended March 31, 2007 is US$ 67,000, and US$ 30,000, respectively.

As a result of adopting Statement 123(R) on January 1, 2006, the Company’s loss before income taxes and net loss for the year ended December 31, 2006, are US$ 64,000 and US$ 39,000 higher, respectively, than if it had continued to account for share-based compensation under Opinion 25. The effect on the income statement for the period ended March 31, 2007, the loss before income taxes and the net loss was US$ 30,000 higher.

		Weighted
	Number of	average
	options	exercise price
		(in US$)

Options outstanding as of December 31, 2005	708,370	0.333
Granted during 2006	313,284	0.6847
Forfeited during 2006	17,310	0.342

Options outstanding as of December 31, 2006	1,004,344	0.443

Granted during for the first quarter of 2007	218,493	0.6075

Options outstanding as of March 31, 2007	1,222,837	0.472

C.                                    Employee and non-employees’ stock compensation plans

Outstanding unvested options as of March 31, 2007 are 420,228 with exercise price of US$ 0.6847.

Total vested options as of March 31, 2007 are 802,609 with average exercise price of US$ 0.384.

The weighted average fair value of unvested options granted during 2006 and the three months period ended March 31, 2007, was US$ 0.6 and US$ 1.6 per option, respectively.

The weighted average fair value of vested options during 2004 through 2006 was US$ 0.29.

As of March 31, 2007, there was US$ 470,000 of unrecognized compensation cost, related to unvested stock options granted under the Company’s stock option plan.

Note 12 – Subsequent Events

On May 15, 2007, the Company was acquired by Optium Corporation (Nasdaq: OPTM), pursuant to the terms of the agreement and plan of merger dated March 27, 2007. Optium provides high-performance optical subsystems for the telecom and cable TV industries.

The aggregate purchase price for the acquisition was approximately $35 million in cash at closing, including payment for all outstanding capital stock and vested in-the-money stock options, as well as the payment of Kailight stockholder indebtedness and employee change of control awards. Optium will assume all of Kailight’s out-of-the-money stock options as well as its unvested stock options. In addition, Optium will be obligated to pay up to an additional $5 million based on the acquired business reaching certain milestones through Optium’s second fiscal quarter of 2009.